Exhibit 107
Calculation of Filing Fee Table
Form F-3
(Form Type)
Euroseas Ltd.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (9)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common shares, par value $0.03 per share (1)(4)
	Equity	Preferred Shares, par value $0.01 per share (5)
	Debt	Debt Securities (6)
	Other	Warrants (7)
	Other	Units (8)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$1,504,229	0.0001102	$166
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common shares, par value $0.03 per share (1)(4)
	Equity	Preferred Shares, par value $0.01 per share (5)
	Debt	Debt Securities (6)
	Other	Warrants (7)
	Other	Units (8)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(1)	(2)	$398,495,771			Form F-3	File No. 333-237128	05/07/2020	$51,724 (3)
	Total Offering Amounts					$400,000,000		$166
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$166

(1)
Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), as amended, the common shares being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions or as a result of the operation of anti-dilutive provisions and adjustments to conversion ratios.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Pursuant to instructions on Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities sold by Euroseas Ltd. pursuant to this registration statement exceed $400,000,000.

(3)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this registration statement include $398,495,771 of unsold securities previously registered on a registration statement on Form F-3 (File No. 333-237128), filed with the Securities and Exchange Commission on March 12, 2020, and declared effective on May 7, 2020 ("Prior Registration Statement"). The previously paid filing fee relating to such unsold securities under the Prior Registration Statement will continue to be applied to such unsold securities registered on this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, any such unsold securities are sold pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of unsold securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement, if not previously terminated, will be deemed terminated as of the date of effectiveness of this Registration Statement.

(4)
Preferred stock purchase rights are not currently separable from the common stock and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common stock.

(5)
There is being registered hereunder an indeterminate number of preferred shares as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $400,000,000 for all securities sold by Euroseas Ltd. pursuant to this registration statement.

(6)
If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed the aggregate offering price of $400,000,000 for all securities sold by Euroseas Ltd. pursuant to this registration statement.

(7)
There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $400,000,000 for all securities sold by Euroseas Ltd. pursuant to this registration statement.

(8)
There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $400,000,000 for all securities sold by Euroseas Ltd. pursuant to this registration statement. Units may consist of any combination of the securities registered hereunder.

(9)
Determined in accordance with Section 6(b) of the Securities Act to be $166 which is equal to 0.0001102 multiplied by the proposed maximum aggregate offering price of $1,504,229 for newly registered securities.